UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2012, Power Solutions International, Inc. (“PSI”) (OTCBB:PSIX) issued a press release announcing its entry into a China-based Joint Venture Agreement with global manufacturer Midwest Air Technologies, Inc. (“MAT”). The joint venture will allow the companies to support PSI’s existing customers in Asia and better serve that region’s growing market for natural gas, propane and gasoline engines. The joint venture will draw on relationships the companies have already established in the region and will utilize MAT’s extensive network of Asian vendors and contacts to establish a Chinese business based on PSI’s products and customers.

The joint venture will begin supplying 2.0 liter and 2.4 liter engines to PSI’s material handling customers based in China with a goal to supply alternative-fuel engines and power systems suited to a wide variety of applications throughout Asia.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Power Solutions International, Inc. dated December 17, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: December 18, 2012

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